UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 3, 2011

Bank of Commerce Holdings

California	0-25135	94-2823865
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1901 Churn Creek Road Redding, California		96002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (530) 772-3955

N/A

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 142-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously disclosed in its Form 8-K filed September 28, 2011, Bank of Commerce Holdings, a California corporation (the “Company”), in connection with its participation in the Small Business Lending Fund (“SBLF”), entered into a letter agreement with the U.S. Department of Treasury dated September 27, 2011, confirming that at all times while any preferred shares issued in the SBLF (“SBLF Shares”) are outstanding, the Company will maintain a range of directors that will permit the holder(s) of the SBLF Shares to elect two directors. The current Bylaws of the Company provide for a range of directors of no less than seven and no more than thirteen members and presently there are ten members serving on the Company’s Board of Directors. Pursuant to the letter agreement with Treasury, the Company agreed to amend its Bylaws to implement these requirements.

On October 3, 2011, the Company’s Board of Directors approved amending the Company’s Bylaws in accordance with the provisions of the letter agreement to provide for an automatic increase of the authorized number of directors by two, in the event that the Company defaults on paying the dividends required under the Certificate of Determination governing the SBLF Shares, for an aggregate of six quarterly Dividend Periods (as defined in the Certificate of Determination), and the aggregate liquidation preference of the outstanding SBLF Shares is greater than or equal to $25,000,000. A copy of the amendment to the Bylaws is attached hereto as Exhibit 3.1

Item 9.01.	Financial Statements and Exhibits

Exhibit No.	Description

3.1	Amendment to Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 4, 2011

/s/ Samuel D. Jimenez
By: Samuel D. Jimenez
Executive Vice President and
Chief Financial Officer